Exhibit 10.1

CONFIDENTIAL

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of July 3, 2011, is by and between OM Group, Inc., 127 Public Square, 1500 Key Tower, Cleveland, Ohio 44114-1221, USA, a Delaware corporation (“Parent”), VAC Luxembourg S.à r.l., a limited liability company (société à responsabilité limitée) organized under the Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés du Grand-Duché de Luxembourg) under registration number B0112562 and having its registered office in Luxembourg and its business address at 12F, Rue Guillaume J. Kroll, Luxembourg, Grand Duchy of Luxembourg (“Stockholder”), and One Equity Partners II, L.P., 320 Park Avenue, 18th Floor, New York, NY 10022, USA, a Cayman Islands exempted limited partnership (“OEP”), and shall become effective on the Unconditional Date (as defined herein).

WHEREAS, Stockholder, OMG Germany Holding GmbH (“Purchaser”) and Parent entered into a Share Purchase Agreement dated as of July 3, 2011 (the “Purchase Agreement”), pursuant to which Purchaser has agreed to acquire from Stockholder the entire registered share capital of VAC Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hanau under registration number HRB 91575 and having its registered office in Hanau, Germany, and, as partial consideration therefor, Parent has agreed to issue to Stockholder the number of shares of Parent common stock, par value $0.01 per share (“Common Stock”) set forth opposite Stockholder’s name on Schedule A hereto (such shares being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into this Agreement, Parent and Purchaser have requested that Stockholder and OEP enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. Stockholder (and OEP for purposes of paragraph (a) below) hereby represents and warrants to Parent as of the date hereof and as of the Unconditional Date as follows:

(a) Authority; Execution and Delivery; Enforceability. Each of Stockholder and OEP is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and the execution and delivery by Stockholder and OEP of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or limited partnership, as applicable, action on the part of Stockholder and OEP, their respective governing body, members, shareholders and trustees, as applicable. Each of Stockholder and OEP has all requisite limited liability company or limited partnership, as applicable, power and authority to execute this Agreement and to consummate the transactions contemplated hereby. Each of Stockholder and OEP has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding obligation of Stockholder and OEP, enforceable against Stockholder and OEP in accordance with its terms. The execution, delivery and performance of this Agreement by Stockholder and OEP do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the Subject Shares under, (A) any provision of any contract, permit, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, (each, a “Contract”) to which Stockholder or OEP is a party or by which any Subject Shares are bound, (B) any trust or other organizational document of Stockholder or OEP, or (C) subject to the filings and other matters referred to in the next sentence, any Law applicable to Stockholder, OEP or the Subject Shares. No consent, approval, order or authorization (collectively, “Consent”) of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Stockholder or OEP in connection with the execution, delivery and performance of this Agreement or the consummation of the issuance of the Subject Shares to Stockholder other than as contemplated by the Purchase Agreement.

(b) The Subject Shares. Except as set forth on Schedule A, none of Stockholder, any of its controlled Affiliates, OEP or any of its controlled Affiliates: (i) owns beneficially or of record, or has the right to acquire, any shares of capital stock of Parent or other equity interests in Parent or Voting Securities, (ii) has any other interest in any shares of capital stock of Parent or other equity interests in Parent or Voting Securities or (iii) has any voting rights with respect to any shares of capital stock of Parent or other equity interests in Parent or Voting Securities. Stockholder has the sole right to vote the Subject Shares and has not given any proxies with respect to any of the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

(c) Investment Representations.

(i) Stockholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the investment in shares of Common Stock; Stockholder has requested, received, reviewed and considered all information it deems relevant in making an informed decision with respect to such investment; and Stockholder recognizes that an investment in shares of Common Stock involves risks, including risk of loss of all or part of the principal amount of such investment;

(ii) Stockholder hereby acknowledges that the Subject Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified for sale under any applicable securities law of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption thereof;

(iii) Stockholder represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act), and that it is acquiring the Subject

Shares for its own account as principal, for investment purposes, and has no present intention to dispose of the Subject Shares, in whole or in part, or of any interest in the Subject Shares, to any other Person, whether by public distribution or otherwise;

(iv) Stockholder was offered the Subject Shares through private negotiations and not through any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act;

(v) Stockholder understands that: (i) the Subject Shares may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act and any other applicable securities laws, (B) Stockholder shall have delivered to Parent an opinion of counsel, in a reasonably acceptable form, to the effect that the Subject Shares to be sold, assigned or transferred, may be sold, assigned or transferred pursuant to an exemption from such registration or (C) the Subject Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”), provided that, in any such case, any sale, assignment or other transfer of the Subject Shares does not violate or conflict with any of the terms and provisions of this Agreement; (ii) any sale of the Subject Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Subject Shares, under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as the term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder; and (iii) neither Parent nor any other Person is under any obligation to register the Subject Shares under the Securities Act or any other applicable securities laws or to comply with the terms and conditions of any exemption thereunder; and

(vi) Stockholder has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in shares of Common Stock and on that basis believes that an investment in shares of Common Stock is suitable and appropriate for Stockholder. Stockholder and Stockholder’s advisers have such knowledge and experience in financial, tax and business matters so as to enable Stockholder to utilize the information made available to Stockholder in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in shares of Common Stock and to make an informed investment decision with respect thereto.

(d) Restrictive Legend.

(1)	Stockholder understands that each certificate or other instrument representing the Subject Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Subject Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER OF THE SECURITIES AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDER AGREEMENT DATED JULY 3, 2011, BY AND BETWEEN OM GROUP, INC., ONE EQUITY PARTNERS II, L.P. AND VAC LUXEMBOURG S.àr.l., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF THE SECURITIES AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

(2)	In the event that any Subject Shares are Transferred in accordance with the last sentence of Section 3(a) or after the Lock-Up Period expires, Parent shall, upon request, but in any event not later than is necessary in order to consummate such Transfer, remove or cause to be removed the second paragraph of the restrictive legend set forth above in connection with such Transfer, and shall use commercially reasonable efforts to promptly prepare and file or cause to be prepared and filed such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Subject Shares on the New York Stock Exchange.

SECTION 2. Representations and Warranties of Parent. Parent represents and warrants to Stockholder as of the date hereof and as of the Unconditional Date as follows: Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, its respective governing bodies and shareholders, as applicable. Parent has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Stockholder, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, (i) the organizational documents of Parent, (ii) any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or, (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Law applicable to Parent or the properties or assets of Parent. No Consent of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the issuance of the Subject Shares to Stockholder other than as contemplated by the Purchase Agreement.

SECTION 3. Covenants of the Stockholder. Stockholder covenants and agrees as follows:

(a) During the Lock-Up Period, except as provided in this Section 3(a) or in connection with a Permitted Transfer, Stockholder shall not (i) sell, transfer, exchange, pledge, assign, hypothecate, encumber, or tender or otherwise create any lien on or dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, agreement, option or other arrangement with respect to the Transfer of any Subject Shares or any rights to acquire any Subject Shares, (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of Common Stock, in cash or otherwise, or (iii) grant any proxies or enter into any voting trust or other agreement or arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, and shall not commit or agree to take any of the foregoing actions. As used in this Agreement, the term “Transfer,” shall also include any pledge, hypothecation, encumbrance, assignment or other disposition of such security or the record or beneficial ownership thereof (other than beneficial ownership arising solely as a result of an Affiliate of JPMorgan Chase & Co. being deemed to beneficially own OEP or any of its controlled Affiliates), the offer to make a sale, transfer or other disposition, and each agreement, arrangement or understanding whether or not in writing, to effect any of the foregoing. Notwithstanding the foregoing, Stockholder shall be permitted at any time to Transfer all or part of the Subject Shares (1) in response to a tender offer or exchange offer for Common Stock which is made by or on behalf of Parent, (2) in response to a Tender Offer for Common Stock which is made by another Person and is not opposed by the board of directors of Parent within the time the board of directors of Parent is required to advise the shareholders of Parent of its position on such offer or (3) upon the entry by Parent into a definitive agreement with any Person which, if the transactions contemplated thereunder were to be consummated, would result in a Change of Control of Parent.

(b) During the Standstill Period, except as provided in this Section 3(b) or as specifically requested in writing by Parent, none of Stockholder, its controlled Affiliates, OEP, its controlled Affiliates or any of Stockholder’s, its controlled Affiliates’, OEP’s or its controlled Affiliates’ respective representatives acting as advisor to and on behalf of Stockholder, its controlled Affiliates, OEP or its controlled Affiliates, will propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition or other transaction relating to Parent or any of its subsidiaries, or (ii) any form of restructuring, recapitalization or similar transaction with respect to Parent or any of its subsidiaries, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this Section 3(b). Furthermore, during the Standstill Period, except as provided in this Section 3(b) or as specifically requested in writing by Parent, none of Stockholder, OEP, any of their respective controlled Affiliates or respective representatives of any of the foregoing acting on their behalf will, directly or indirectly, (1) acquire, or offer, propose or agree to acquire, by tender offer, purchase or otherwise, Voting Securities (except (y) pursuant to a stock dividend, stock split, reclassification, recapitalization or other similar event by Parent or (z) as necessary following any dilution of the Total Voting Power beneficially owned by Stockholder caused by the primary issuance of securities by Parent to restore (but not increase) such Total Voting Power to the level existing immediately prior to such primary issuance), (2) acquire or offer, propose or agree to acquire, assets, indebtedness or businesses of Parent or its subsidiaries, (3) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) with respect to any Voting Securities (including by the execution of action by written consent), (4) become an active participant in any contest with respect to the election of directors of Parent, (5) seek to influence any Person with respect to the voting or disposition of any Voting Securities, (6) demand a copy of Parent’s list of stockholders or its other books and records, (7) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or assets, indebtedness or businesses of Parent or its subsidiaries or that seeks to affect control of Parent or for the purpose of circumventing any provision of this Agreement, or (8) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, board of directors or policies of Parent. Notwithstanding the foregoing, the Standstill Period shall terminate (A) on the date that is ten (10) Business Days after any Person shall commence and not withdraw a Tender Offer, unless within ten (10) Business Days of the announcement of such Tender Offer Parent shall have publicly recommended that the Tender Offer not be accepted, or (B) upon the entry by Parent into a definitive agreement with any Person which, if the transactions contemplated thereunder were to be consummated, would result in a Change of Control of Parent.

SECTION 4. Covenant of Parent. During the Lock-Up Period, Parent shall not take any action which would result in the Subject Shares representing more than 9.9% of the outstanding shares of Common Stock.

SECTION 5. Condition Precedent, Termination.

(a) Condition Precedent. The obligations of the parties hereunder shall be subject to the condition precedent of the issue of the Subject Shares to the Stockholder pursuant to the Purchase Agreement.

(b) This Agreement shall terminate, except for Section 6 which shall survive such termination, upon the earliest of (i) expiration of the Standstill Period, (ii) a Change of Control of Parent or (iii) the written consent of the parties hereto in such manner required for amendments hereto as provided in Section 6(a). No party hereto shall be relieved from any liability for any breach of this Agreement by reason of any such termination.

SECTION 6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by facsimile, by a nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6(b) prior to 5:00 p.m. (New York City time) on a Business Day and a copy is sent on such Business Day by nationally recognized overnight courier service, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6(b) later than 5:00 p.m. (New York time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (iii) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (i) and (ii) above), or (iv) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. Any party hereto from time to time may change its address, facsimile number or other information for the purposes of notices and other communications to that party by giving reasonable notice specifying such change to the other parties. The address for such notices and communications shall initially be as follows:

if to the Stockholder or to OEP:

To the address set forth on Schedule A

with a copy to (which shall not constitute notice):

One Equity Partners

270 Park Avenue, 39th Floor

10017 New York

USA

Facsimile: +1 212 277 1553

Attention: General Counsel;

Latham & Watkins LLP

Reuterweg 20

60323 Frankfurt am Main

Germany

Facsimile: +49 69 6062 6700

Attention: Dr. Dirk Oberbracht; and

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Facsimile: 1.212.751.4864

Attention: David S. Allinson

if to Parent:

OM Group, Inc.

127 Public Square

1500 Key Tower

Cleveland, OH 44114

Attention: Valerie Gentile Sachs

Telephone No.: (216) 263-7465

Facsimile No.: (216) 263-7757

with a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Telephone No.: (216) 586-3939

Facsimile No.: (216) 579-0212

Attention: James P. Dougherty

(c) Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The phrases “the date of this Agreement,” “the date hereof” and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning as the word “shall”. The term “or” is not exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. For purposes of this Agreement:

“Affiliate” shall have the meaning ascribed to such term under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Change of Control” means the occurrence of any of the following events:

(i) any Person is or becomes the beneficial owner of Voting Securities representing more than fifty percent (50%) of all Voting Securities; or

(ii) a merger, consolidation, reorganization or similar transaction in which the shareholders of Parent immediately prior to the transaction possess less than fifty percent (50%) of the Voting Securities of the surviving entity (or its parent) immediately after the transaction; or

(iii) during any one-year period, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent then in office.

“Lock-Up Period” means the period of time commencing on the Unconditional Date through the fifteen month anniversary of the Unconditional Date.

“Permitted Transfer” means a Transfer, in full or in part, to (i) any member of the Stockholder, (ii) any general partner of OEP (an “OEP GP”) or (iii) any controlled Affiliate of OEP or of an OEP GP, in each case, who agrees in writing to be bound by the terms of this Agreement (a “Permitted Transferee”).

“Standstill Period” means the period of time commencing on the Unconditional Date of this Agreement through the twenty-four month anniversary of the Unconditional Date.

“Tender Offer” means a bona fide unsolicited tender offer or exchange offer that if successful would result in a Change of Control.

“Total Voting Power” means the aggregate number of votes which may be cast in an election of directors or other members of the governing body of Parent by a holder of Voting Securities divided by of the total number of Voting Securities.

“Unconditional Date” means the date on which the condition precedent set forth in SECTION 5(a) is satisfied.

“Voting Securities” means any securities of Parent entitled to be voted generally in the election of directors or any direct or indirect options or other rights to acquire any such securities.

(d) Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the schedules and annexes to this Agreement), together with the Purchase Agreement and the other agreements referenced therein, constitutes the entire agreement with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties. Nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law of the Laws of the State of New York that would apply the laws of a jurisdiction other than the State of New York.

(h) Assignment. Except in connection with Permitted Transfers made by Stockholder to a Permitted Transferee pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any attempted assignment in violation of this Section 6(h) shall be void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. For the avoidance of doubt, the provisions of this Agreement shall continue to remain in full force and effect, and be binding upon, Stockholder and OEP following a Permitted Transfer, and Stockholder and OEP shall be jointly and severally liable for any breach of this Agreement by a Permitted Transferee.

(i) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of New York or a New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j) Consent to Jurisdiction; Waiver of Jury Trial.

(1) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state and federal courts of the State of New York in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.

(2) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(j)(2).

(k) Expenses. All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees, costs and expenses, provided, however, that Parent shall bear the costs of the notarization of this Agreement.

(l) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(m) Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any securities of Parent by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to shareholders or combination of such securities or any other change in capital structure of Parent, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties under this Agreement.

(n) One Equity Partners. OEP agrees to cause Stockholder to comply with the terms of this Agreement.

(o) No Restrictions on JPMorgan Chase & Co. Notwithstanding anything contained in this Agreement, none of JPMorgan Chase & Co. and its Affiliates (other than OEP and its controlled Affiliates in respect of the matters expressly covered herein that apply to OEP and its controlled Affiliates) shall be prohibited or otherwise restricted in any way from engaging in trading, asset management (including proprietary trading and hedge fund and similar activities), financial advisory, lending or other applicable financial services activities in their ordinary course of business.

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

OM GROUP, INC.

By:	/s/ Christopher Mader
Name:	Christopher Mader
Title:	by power of attorney dated June 28, 2011

VAC LUXEMBOURG S.ár.l.

By:	/s/ Jonathan Amitai
Name:	Jonathan Amitai
Title:	by power of attorney 30/06/11

ONE EQUITY PARTNERS II, L.P.

By:	OEP General Partner II, L.P.,
as general partner

By:	OEP Parent LLC,
as general partner

By:	/s/ Marc Schütt
Name:	Marc Schütt
Title:	by power of attorney dated 25/06/11

SCHEDULE A

Name and Address of Stockholder	Number of Subject Shares

VAC Luxembourg S.àr.l. 12F, Rue Guillaume J. Kroll, Luxembourg, Grand Duchy of Luxembourg	1,307,819